CECO ENVIRONMENTAL REPORTS THIRD QUARTER 2026 RESULTS

Record Third Quarter Results Highlighted by Orders, Backlog and Adjusted EBITDA, Each Up Over 200 Percent

Company Updates 2026 Outlook, Increasing Full Year Orders and Free Cash Flow Forecast

Company Introduces Full Year 2027 Outlook

ADDISON, TX (November 9, 2026) -- CECO Environmental Corp. (TXSE: CECO) ("CECO" or the "Company"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the third quarter of 2026.

Highlights for the Quarter(1)

Second quarter as a combined company following the June 1, 2026 acquisition of Thermon

•
Orders of $777.6 million, up 234 percent; backlog of $2,193.5 million, up 205 percent
•
Revenue of $404.4 million, up 105 percent
•
Gross profit of $130.1 million, up 101 percent; gross margin of 32.2 percent; Non-GAAP gross profit of $146.8 million, up 127 percent; non-GAAP gross margin of 36.3 percent
•
Net loss of $(2.0) million, compared with net income of $1.5 million; non-GAAP net income of $34.3 million, up 269 percent
•
GAAP EPS (diluted) of $(0.03); non-GAAP EPS (diluted) of $0.60
•
Adjusted EBITDA of $70.1 million, up 202 percent; Adjusted EBITDA margin of 17.3%
•
Free cash flow of $148.4 million, a $137.3 million improvement; adjusted free cash flow of $154.4 million, a $135.4 million improvement, adjusted for cash payments relating to the Thermon transaction made during the quarter.
•
Leverage of 2.0X, a reduction of 0.7X from the closing date of the Thermon acquisition

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

Todd Gleason, CECO's Chairman and Chief Executive Officer commented: “Our strong third quarter results reflect CECO’s leadership in attractive and growing niche markets across a range of resilient industrial end markets. Customers around the world rely on our solutions and expertise to meet or exceed critical environmental and process safety requirements. Our sustainable growth is a testament to the strength of our incredible portfolio, the dedication of our employees, and the support of our global partners. We have a proven track record of creating value for our customers, partners, communities and our shareholders. While recent headlines and U.S. election developments have created volatility in equity markets, which we certainly monitor, we remain focused on the factors within our control. The continued visibility we have in our $2.2 billion backlog – the vast majority of which is permitted and underway, our rapidly growing $9 billion sales pipeline, and our productivity and synergy initiatives reinforce my confidence in our strategy and my conviction in our ability to deliver significant long-term value creation.”

Third quarter operating income was $10.5 million, compared with operating income of $9.4 million in the prior-year quarter. On an adjusted basis, non-GAAP operating income was $55.7 million, up $38.2 million or 218 percent compared with $17.5 million in the prior-year quarter. Net loss was $(2.0) million in the quarter, compared with net income of $1.5 million in the prior-year quarter. Non-GAAP net income was $34.3 million, an increase of $25.0 million, or 269 percent, from $9.3 million in the prior-year quarter. Adjusted EBITDA was $70.1 million, reflecting a margin of 17.3 percent, an increase of $46.9 million, or 202 percent, compared with $23.2 million in the prior-year quarter. Adjusted free cash flow in the quarter was $154.4 million, an improvement of $135.4 million compared with $19.0 million in the prior-year quarter.

“Since closing the Thermon acquisition in June, we have substantially completed key integration initiatives. We remain ahead of schedule on both our cost and revenue synergies, and the combination is an excellent cultural fit. Across our entire CECO portfolio, we continue to see strong momentum driven by growth across our diverse end markets, increasing customer demand, and the continued execution of our operational initiatives, which are contributing to margin expansion and enhanced cash flow generation. Our proven operating model has delivered regular double-digit growth and meaningful margin expansion since 2021, and I expect will continue to drive strong performance in 2027 and 2028. While we are pleased to have delivered more than 100 percent revenue growth and over 200 percent growth in orders, backlog and Adjusted EBITDA during the third quarter, we are even more excited about the future. The strategic investments we have made to strengthen and expand our industrial leadership into new markets position us to drive even higher levels of performance in the years to come,” added Gleason.

2026 Full Year Guidance Update

The Company is updating its full-year 2026 outlook as a result of the strong year-to-date performance and near-term market opportunities. The updated full year consolidated 2026 outlook is:

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Raising full year Orders to exceed $2.5 billion, compared to previous outlook of at least $2.0 billion
•
Raising full year free cash flow conversion to approximately 100 percent of Adjusted EBITDA, compared to previous outlook of at least 55 percent
•
Maintaining full year Revenue outlook of between $1.300 billion and $1.375 billion
•
Maintaining full year Adjusted EBITDA outlook of between $200 million and $225 million

“As we work to conclude another banner year at CECO, we expect to deliver results at or above the full year guidance we have raised multiple times throughout the year, including the most recent increase in August. The projects in our backlog remain largely on schedule, and our sales pipeline continues to expand in both size and quantity. While we anticipate additional orders to be realized in power markets, I would emphasize that demand for our environmental, industrial and thermal solutions remain equally robust and often are realized later in the project supply chain cycle and generally represent funded, active projects rather than speculative demand,” added Gleason.

Introducing 2027 Full Year Outlook

The Company introduces its 2027 full year outlook with revenue expected to be between $2.1 billion and $2.3 billion, representing growth of more than 60 percent at the midpoint compared with the midpoint of the Company’s 2026 revenue outlook, and Adjusted EBITDA between $475 million and $525 million, representing growth of more than 130 percent at the midpoint compared with the midpoint of the Company’s 2026 Adjusted EBITDA outlook. The Company expects full year free cash flow of between 50 percent and 60 percent of Adjusted EBITDA.

Mr. Gleason concluded, “CECO continues to transform and drive high-performance thanks to our incredible teams executing at high levels and generating incredible returns on our growth and operating improvement investments. Our full year 2027 outlook highlights further growth and scale. Since introducing our annual guidance process back in Q3 2021, we have a solid track record of meeting or exceeding our outlook as we incorporate significant backlog and pipeline insights, conservative assumptions on inflation and key market dynamics. The combination of our proven process and consistent track record, along with our visibility into our backlog and sales pipeline, gives us high confidence that 2027 will be another rewarding year for all our stakeholders.”

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the third quarter 2026 financial results. Please visit the Investor Relations section of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/x4b7b8us/.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://investors.cecoenviro.com/.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their businesses with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can production, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Texas Stock Exchange (TXSE) under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Marcio Pinto

Vice President - Corporate Integration and Investor Relations
888-990-6670

investor.relations@onececo.com

Additional Investor Relations Contact:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

# # #

CECO ENVIRONMENTAL CORP.
CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$72,066	$33,144
Restricted cash	1,630	83
Accounts receivable, net of allowances of $7,323 and $9,866	415,494	172,909
Costs and estimated earnings in excess of billings on uncompleted contracts	144,735	115,614
Inventories	182,887	53,996
Prepaid expenses and other current assets	103,104	29,450
Income tax receivable	38,280	4,986
Total current assets	958,196	410,182
Property, plant and equipment, net	172,852	47,808
Right-of-use assets from operating leases	40,815	28,251
Goodwill	1,506,007	288,163
Intangible assets – finite life, net	985,553	96,966
Intangible assets – indefinite life	9,647	9,705
Deferred income taxes	1,008	449
Deferred charges and other assets	27,078	12,245
Total assets	$3,701,156	$893,769
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$15,999	$1,879
Accounts payable	205,858	117,848
Accrued expenses	130,529	57,639
Billings in excess of costs and estimated earnings on uncompleted contracts	388,132	123,726
Income taxes payable	—	4,738
Total current liabilities	740,518	305,830
Other liabilities	19,171	3,317
Debt, less current portion	583,321	210,559
Deferred income tax liability, net	236,389	27,920
Operating lease liabilities	32,981	22,961
Total liabilities	1,612,380	570,587
Commitments and contingencies (See Note 13)
Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 58,613,676 and 35,644,537 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	585	355
Capital in excess of par value	2,071,507	269,453
Retained earnings	19,437	56,621
Accumulated other comprehensive loss	(7,537)	(8,901)
Total CECO shareholders' equity	2,083,992	317,528
Noncontrolling interest	4,784	5,654
Total shareholders' equity	2,088,776	323,182
Total liabilities and shareholders' equity	$3,701,156	$893,769

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share data)	2026	2025	2026	2025
Net sales	$404,428	$197,599	$895,308	$559,687
Cost of sales	274,328	133,020	614,820	365,838
Gross profit	130,100	64,579	280,488	193,849
Selling and administrative expense	91,241	47,034	201,223	149,393
Amortization expense	15,316	6,144	27,108	12,177
Acquisition and integration expense	12,430	252	68,172	8,427
Loss (gain) on sale of Global Pump Solutions business	—	801	—	(63,701)
Other operating expense (income), net	597	948	4,771	(1,778)
Income (loss) from operations	10,516	9,400	(20,786)	89,331
Other loss, net	2,391	2,056	6,082	1,196
Interest expense	11,060	5,054	24,392	16,169
(Loss) income before income taxes	(2,935)	2,290	(51,260)	71,966
Income tax (benefit) expense	(1,023)	483	(14,612)	23,610
Net (loss) income	(1,912)	1,807	(36,648)	48,356
Noncontrolling interest	106	308	536	1,363
Net (loss) income attributable to CECO Environmental Corp.	$(2,018)	$1,499	$(37,184)	$46,993
(Loss) earnings per share:
Basic	$(0.03)	$0.04	$(0.81)	$1.33
Diluted	$(0.03)	$0.04	$(0.81)	$1.29
Weighted average number of common shares outstanding:
Basic	58,553,982	35,359,969	45,935,515	35,225,740
Diluted	58,553,982	36,396,693	45,935,515	36,549,130

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net (loss) income	$(36,648)	$48,356
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	41,509	18,726
Unrealized foreign currency loss (gain)	1,755	(2,219)
Intangible asset impairment	1,927	—
Inventory fair value adjustment	26,237	—
Gain on sale of Global Pump Solutions business	—	(63,701)
Fair value adjustment to earnout liabilities	—	(7,403)
Loss on sale of property and equipment	78	46
Debt discount amortization	1,006	631
Share-based compensation expense	19,245	9,507
(Benefit) provision for credit loss	(3,023)	209
Inventory obsolescence expense	1,333	(132)
Deferred income tax benefit	1,856	6,322
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable	(134,362)	5,822
Costs and estimated earnings in excess of billings on uncompleted contracts	(829)	(38,605)
Inventories	2,899	(6,477)
Prepaid expense and other current assets	(96,027)	(15,302)
Deferred charges and other assets	(4,079)	(5,597)
Accounts payable	50,183	15,834
Accrued expenses	(7,340)	15,970
Billings in excess of costs and estimated earnings on uncompleted contracts	256,488	21,193
Income taxes payable	(6,970)	(4,142)
Other liabilities	6,159	(3,139)
Net cash provided by (used in) operating activities	121,397	(4,100)
Cash flows from investing activities:
Acquisitions of property and equipment	(12,863)	(8,673)
Net cash proceeds for sale of Global Pump Solutions business	—	107,808
Cash paid for acquisitions, net of cash acquired	(437,971)	(97,615)
Net cash (used in) provided by investing activities	(450,834)	1,520
Cash flows from financing activities:
Borrowings on revolving credit lines	384,700	185,800
Repayments on revolving credit lines	(221,800)	(183,700)
Borrowings on long-term debt	235,000	—
Repayments on long-term debt	(4,335)	(1,230)
Payments on finance leases and financing liability	—	(643)
Deferred financing fees paid	(7,664)	—
Deferred consideration paid for acquisitions	—	(2,787)
Equity awards surrendered by employees for tax liability, net of proceeds from employee stock purchase plan and exercise of stock options	(11,862)	930
Noncontrolling interest distributions	(1,405)	(1,204)
Net cash provided by (used in) financing activities	372,634	(2,834)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,728)	86
Net increase in cash, cash equivalents and restricted cash	40,469	(5,328)
Cash, cash equivalents and restricted cash at beginning of period	33,227	38,201
Cash, cash equivalents and restricted cash at end of period	$73,696	$32,873
Cash paid during the period for:
Interest	$23,393	$15,861
Income taxes	$20,898	$22,424

CECO ENVIRONMENTAL CORP.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended September 30,		Nine months ended September 30,
(in millions, except share data)	2026	2025	2026	2025
Net (loss) income as reported in accordance with GAAP	$(2.0)	$1.5	$(37.2)	$47.0
Amortization expense	15.3	6.1	27.1	12.2
Acquisition and integration expenses	12.4	0.3	68.2	8.4
Loss (gain) on sale of Global Pump Solutions business	—	0.8	—	(63.7)
Other expense (income)[1]	17.3	0.9	31.0	(1.8)
Foreign currency remeasurement	2.4	2.0	6.0	1.2
Tax (benefit) expense of adjustments	(11.1)	(2.3)	(25.4)	18.3
Non-GAAP net income	$34.3	$9.3	$69.6	$21.6
Depreciation	8.1	2.3	14.4	6.5
Non-cash stock compensation	6.4	3.3	10.7	9.5
Other (income) / expense	0.1	0.1	0.2	-
Interest expense	11.1	5.1	24.4	16.2
Income tax expense	10.1	2.8	10.8	5.3
Noncontrolling interest	0.1	0.3	0.5	1.4
Adjusted EBITDA	$70.1	$23.2	$130.6	$60.5

Earnings per share:
Basic	$(0.03)	$0.04	$(0.81)	$1.33
Diluted	$(0.03)	$0.04	$(0.81)	$1.29

Non-GAAP net income per share:
Basic	$0.60	$0.26	$1.52	$0.61
Diluted	$0.60	$0.26	$1.52	$0.59

(1) includes $16.7 million and $26.2 million for the three and nine months ended September 30, 2026, respectively, related to the purchase accounting inventory valuation adjustment

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2026	2025	2026	2025
Gross profit as reported in accordance with GAAP	$130.1	$64.6	$280.5	$193.9
Inventory valuation adjustment	16.7	-	26.2	-
Non-GAAP gross profit	$146.8	$64.6	$306.7	$193.9

Gross profit margin in accordance with GAAP	32.2%	32.7%	31.3%	34.6%
Non-GAAP gross profit margin	36.3%	32.7%	34.3%	34.6%

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$153.8	$15.3	$121.4	$(4.1)
Assumed liability for transaction costs incurred by Thermon as part of the acquisition but paid by the Company post-acquisition	$-	$-	$34.3	$-
Thermon acquisition and integration costs	$6.0	$-	$37.9	$-
Cash paid for taxes on Global Pump Solutions divestiture gain	$-	$7.9	$11.3	$13.7
Adjustments to operating cash flow	$6.0	$7.9	$83.5	$13.7
Net cash provided by (used in) operating activities, as adjusted	$159.8	$23.2	$204.9	$9.6
Acquisitions of property and equipment	$(5.4)	$(4.2)	$(12.9)	$(8.7)
Free Cash Flow	$148.4	$11.1	$108.5	$(12.8)
Adjusted Free Cash Flow	$154.4	$19.0	$192.0	$0.9

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are useful to investors and management in evaluating the Company's ongoing financial performance, and we believe that they provide greater transparency to investors as supplemental information to its GAAP results. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that includes or excludes amounts from the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP basic and diluted earnings per share, Adjusted EBITDA, free cash flow, and adjusted free cash flow as presented in the financial data included in this press release, have been adjusted to exclude the effects of acquisition and integration expenses; divestiture gains and expenses; amortization expenses for acquisition-related intangible assets; earn-out expenses (income); restructuring expenses; executive transition expenses; asbestos and other legal matter expenses; foreign currency remeasurement; and the associated tax benefit or cost of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, Adjusted EBITDA, free cash flow, and adjusted free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP basic and diluted earnings per share, Adjusted EBITDA, free cash flow, and adjusted free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Forward-looking non-GAAP financial measures, including Adjusted EBITDA and free cash flow included in the Company’s 2026 and 2027 outlook, were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisition and integration expenses; divestiture gains and expenses; amortization expenses for acquisition-related intangible assets; earn-out expenses (income); restructuring expenses; executive transition expenses; asbestos and other legal matter expenses; foreign currency remeasurement; and the associated tax benefit or cost of these items.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements.

Forward-looking statements in this Press Release include, but are not limited to, statements regarding our full year 2026 guidance and our full year 2027 outlook; expected revenue, margins, Adjusted EBITDA, earnings, cash flow, orders and backlog conversion, our sales pipeline, future customer demand, and project activity; the integration of Thermon Group Holdings, Inc. (“Thermon”), which the Company acquired on June 1, 2026; the anticipated benefits and synergies of the Thermon acquisition and the timing of their realization; and our strategic, operational and financial objectives.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and under “Part II – Item 1A. Risk Factors” of the Company’s Quarterly Reports on Form 10-Q, including the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026, and include, but are not limited to: the ability to successfully integrate the Thermon business with the Company’s existing operations; risks that the integration of Thermon may divert management’s attention from ongoing business operations and result in substantial integration and transaction-related costs; the ability of the combined company to retain customers and key personnel, hire qualified personnel and maintain relationships with its suppliers and customers following the Thermon acquisition, and the resulting effects on the combined company’s operating results and business generally; the risk that problems may arise in successfully integrating the Thermon business, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve the synergies anticipated from the Thermon acquisition or that it may take longer than expected to achieve those synergies; risks associated with the preliminary purchase accounting for the Thermon acquisition, including changes resulting from the finalization of the purchase price allocation and the resulting effects on goodwill, intangible assets, amortization expense and other financial statement amounts; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the concentration of our orders and backlog in large-scale power generation projects and the level of demand in the end markets we serve; our ability to convert backlog into revenue, including the timing of project execution and the right of customers to cancel or delay orders; the effect of growth on our infrastructure, resources and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of ongoing or worsening supply chain challenges, or other customer-driven project delays relating to supply chain challenges or other customer considerations, including those related to the conflict in the Middle East; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with the Thermon acquisition and other strategic transactions, including borrowings under our senior secured credit facility, and our ability to service, repay or refinance that debt or incur additional debt in the future; changes in interest rates, our ability to comply with the financial and other restrictive covenants under our senior secured credit facility, and our ability to maintain sufficient borrowing availability thereunder; our ability to generate cash flow from operations and to manage working capital, including customer advance payments, progress billings and the timing of customer collections; fluctuations in foreign currency exchange rates; the impact of federal, state or local government regulations, including with respect to tax policy; the potential for disruption in the trading of our common stock in connection with the transfer of our primary listing to the Texas Stock Exchange LLC; our ability to successfully realize the expected benefits of our restructuring program; economic and political conditions generally; our ability to optimize our business portfolio by identifying acquisition targets, executing upon any strategic acquisitions or divestitures, integrating acquired businesses and realizing the synergies from strategic transactions; the unpredictability and severity of catastrophic events, including cybersecurity threats, acts of terrorism, outbreaks of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors; and our ability to remediate our material weaknesses, or any other material weakness that we may identify in the future, that could result in material misstatements in our financial statements.

Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should any related assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.